EXHIBIT A

                           FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                             OF COMDIAL CORPORATION


         The following Fourth Amended and Restated Certificate of Incorporation:
(i) amends and restates the provisions of the Third Amended and Restated Certificate of Incorporation of Comdial Corporation (the "Corporation"), filed with the Secretary of State of the State of Delaware under the same name on November 11, 2002, as amended and (ii) has been duly proposed by the board of directors of the Corporation and duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the same name on April 6, 1982.


                                ARTICLE 1 - NAME

         The name of the Corporation is:

                               COMDIAL CORPORATION


                               ARTICLE 2 - PURPOSE

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                            ARTICLE 3 - CAPITAL STOCK

         The aggregate number of shares of capital stock which the corporation has the authority to issue is Sixty Two Million (62,000,000), which is divided into two classes as follows:

         Two Million (2,000,000) shares of Preferred Stock with a par value of $10.00 per share, and

         Sixty Million (60,000,000) shares of Common Stock with a par value of $0.01 per share.

         The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:


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                               I. Preferred Stock

         (1)    Issuance in Series.

         Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the board of directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates for which dividends thereon may be cumulative. All series will rank equally and be identical in all respects except as permitted by the following provisions of paragraph 2 of this Division I.

         (2)    Authority of the Board with Respect to Series.

         The board of directors is authorized, at any time and from time to time, to provide for the issuance of the shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto including, but not limited to, determination of any of the following:

                  (i) The number of shares constituting that series and the distinctive designation of that series;

                  (ii) The dividend rate or rates on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, the payment date or dates for dividends and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

                  (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including that date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) Whether that series shall have a sinking or retirement fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking or retirement fund;


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                  (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (viii) Any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the board of directors may deem advisable and are not inconsistent with the provisions of this Certificate of Incorporation.

         (3)    Dividends.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment in accordance with their respective preferential and relative rights before any dividends shall be paid or declared and set apart for payment on the outstanding shares of Common Stock with respect to the same dividend period.

         (4)    Liquidation.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential and relative amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         (5)    Reacquired Shares.

         Shares of Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

         (6)    Voting Rights.

         Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock except as may be required by law or by this Certificate of Incorporation.

                                II. Common Stock

         (1)    Dividends.


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         Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

         (2)    Liquidation.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The board of directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporations, trust or other entity, or combination thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

         (3)    Voting Rights.

         Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholders.

                              ARTICLE 4 - EXISTENCE

         The corporation is to have perpetual existence.

                         ARTICLE 5 - AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is authorized to adopt, amend and repeal the Bylaws of this corporation.

                              ARTICLE 6 - DIRECTORS

                  (a) The number of directors of the corporation shall be fixed from time to time in the manner set for the in the Bylaws.

                  (b) Each director shall serve for a term of one year from the date of the annual meeting at which such director was elected until his/her successor shall have been


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elected and qualified. . Directors in office on the effective date of this
Restated Certificate of Incorporation will continue to serve until the next annual meeting.

                  (c) In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term, or his or her prior death, retirement or resignation.

                  (d) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                  (e) Vacancies in more than one class of directors shall be filled, and newly created or eliminated directorships shall be apportioned among the three classes of directors, so that the number of directors in each class will be as nearly equal as possible.

              ARTICLE 7 - AMENDMENT OF CERTIFICATE OF INCORPORATION

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

              ARTICLE 8 - COMPROMISE OR ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provision of 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors,


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and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                     ARTICLE 9 - REGISTERED OFFICE AND AGENT

         The address of the registered office of this corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, county of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

               ARTICLE 10 - DIRECTOR'S LIABILITY; INDEMNIFICATION

         No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after May 14, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of the director of the corporation in respect of any acts or omissions occurring prior to such repeal or modification, or any such limitation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, executed in the name of Comdial Corporation by its President and its Secretary, who declare, affirm, acknowledge and certify under penalties of perjury, that this their free act and deed and the facts restated herein are true.

Dated:  December __, 2002                   COMDIAL CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

ATTEST:



_____________________
____________Secretary


(Corporate Seal)


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